July 14, 1994


Mr. D. Louis Peoples
403 Farwell Drive
Madison, WI  53704

Dear Mr. Peoples:

The following is a compensation package for the position of Vice
Chairman and Chief Executive Officer ("CEO") of Orange and Rockland Utilities, Inc. ("O&R").

POSITION:  Vice Chairman of the Board and CEO.

SALARY: For 1994, a base salary at the annual rate or $325,000, plus an opportunity for a bonus at the rate of up to $100,000 per year.

RELOCATION ALLOWANCE: The reasonable costs of relocating Mr. Peoples and his family to the O&R Service Territory from Madison, Wisconsin. This will include the following:

     (a) reasonable cost of packing and moving personal possessions, subject to an offset of $20,000;

     (b) reasonable costs for Mr. and Mrs. Peoples associated with reasonable number of relocation trips for each person;

     (c) reasonable necessary storage and temporary housing for Mr. Peoples and his family, estimated to be about three months, to be extended as necessary upon mutual agreement;

     (d) reasonable selling costs for sale of Wisconsin home (excluding real estate broker fees and any loss associated with the sale of the Wisconsin home), swing loan interest expenses for six months, if necessary, and points and fees for loan on home purchase in the area, as necessary;

     (e) reasonable costs for possible shipment of two vehicles, if necessary;

     (f)  company car to be provided upon employment;

Mr. D. Louis Peoples
July 14, 1994
Page 2




     (g) reasonable receipted attorney's fees for negotiation of employment arrangement not to exceed $4,000, subject to increase if necessary in judgment of compensation committee; and

     (h) a payment of reasonable receipted miscellaneous relocation expenses, as necessary.


TAX GROSS-UP: Gross-up for taxes on all Relocation Allowances set forth above.

SICK LEAVE:  Per Company policy, with immediate participation of five
(5) days for 1994 and 10 days for 1995 recognizing industry standards taking into account seniority and experience as of the date of hire.

VACATION:  Per Company policy.

CHANGE IN CONTROL SEVERANCE AGREEMENT:  Per Company policy.

OTHER SEVERANCE: In the event of termination without Cause or an Involuntary Termination, payment of two years base salary (base salary equal to salary rate at time of such termination) plus any annual and long-term incentives accrued to the date of such termination. "Cause" shall mean (i) willful misconduct or gross neglect of duties which, in either case, has resulted in, or is reasonably probable to result in, a substantial detriment to the Company, (ii) any act involving fraud, dishonesty or moral turpitude which renders CEO unfit to serve as chief executive officer, or (iii) repeated failures to comply with the written directives of the board of Directors or the Company Policy guides (or comparable corporate policies); provided that a refusal to comply with any written directive of the board that would result in an illegal act or course of conduct shall not constitute Cause. "Involuntary Termination" shall have the same meaning as in the Orange and Rockland Severance Pay Plan in effect as of the date of this letter. Any payments under this paragraph shall be offset by any payments under the Severance Pay Plan.

INCENTIVE COMPENSATION: Full participation in the Orange and Rockland Utilities, Inc. Incentive Compensation Plan in existence in 1994 and beyond.

INSURANCE: Eligibility for health, hospital, surgical, major medical insurance, dental insurance, life insurance, long-term disability insurance, etc., will be on the first of the month after hire.

INDEMNIFICATION:  Per Company policy.

D&O INSURANCE:  Per Company policy.

STOCK OPTIONS: To be considered by the Compensation Committee and the Board.

Mr. D. Louis Peoples
July 14, 1994
Page 3




RETIREMENT PLAN:  Per Company policy.

SUPPLEMENTAL RETIREMENT PLAN: Per Company plan, with vesting phased in over a five-year period in recognition of recruiting an "outside" chief executive as follows: 10% vesting upon employment, an additional 10% vesting after first year of service as an officer, an additional 20% vesting after the second year of service as an officer, an additional 20% after the third year of service as an officer, an additional 20% after the fourth year of service as an officer and the final 20% after the fifth year of service as an officer. Benefits to accrue to Mr. Peoples for life and to his contingent annuitant for life, per Company Plan.

401(k) STOCK PURCHASE AND TRUST AND THRIFT PLANS:  Per Company policy.


Please indicate your agreement with these compensation arrangements by signing below.




__________________________              _________________________
D. Louis Peoples                        H. Kent Vanderhoef
                                        Acting Chairman of the
                                          Board of Directors




__________________________              _________________________
Michael J. Del Giudice                  Frank A. McDermott, Jr.
Chairman, Search Committee              Chairman, Compensation
                                          Committee








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